UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2006 (June 14, 2006)
Blackboard Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50784	52-2081178

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

1899 L Street, N.W., Washington, D.C.	20036

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (202) 463-4860

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On June 14, 2006, at the Blackboard Inc. (the “Company”) Annual Meeting of Stockholders, the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2004 Stock Incentive Plan (as amended, the “2004 Plan”) to increase the number of shares authorized for issuance under the 2004 Plan from 2,350,000 to 4,600,000.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBOARD INC.

Date: July 24, 2005	By:	/s/ Matthew H. Small

Matthew H. Small
General Counsel